CARBIZ INC. ANNOUNCES
 SECOND-QUARTER EARNINGS

FOR IMMEDIATE RELEASE

Sarasota, Fla., September 10, 2009 – CarBiz Inc. (OTCBB:CBZFF) delivered second-quarter earnings in the amount of $4,417,892. Revenue grew by 46% compared to the same period last year.

Operating income for the quarter was $1,405,848 as compared to an operating loss of $1,116,753, in the same period last year. A summary of the results is below and more detail can be found in the 10Q that was filed earlier today.

	Three months ended	Three months ended
	July 31, 2009	July 31, 2008

TOTAL REVENUE	$12,819,380.0	$8,783,948.0
TOTAL COST OF SALES	7,288,277	5,375,682
GROSS PROFIT	5,531,103	3,408,266
TOTAL OPERATING EXPENSE	4,125,255	4,525,019
OPERATING INCOME (LOSS)	$1,405,848	$(1,116,753)

INTEREST AND OTHER EXPENSES	(1,060,237)	(1,877,114)
GAIN (LOSS) ON DERIVATIVE INSTRUMENTS	4,709,781	2,010,476
GAIN ON SOFTWARE DIVISION	-	2,514,229
LOAN PORTFOLIO PURCHASE
TRANSACTION COSTS	(637,500)	-
NET PROFIT FOR THE PERIOD	$4,417,892	$1,530,838

	As at July 31, 2009	As at Jan. 31, 2009
ASSETS
Cash and cash equivalents	$818,625	$674,624
Accounts Receivable, net	281,782	85,649
Notes receivable, net	16,971,792	19,944,398
Net investment in leases	11,479,037	-
Inventory	5,116,750	2,923,696
Property plant and equipment	693,050	596,415
Deferred financing costs and prepaid interest	4,019,712	625,197
Other assets	553,386	333,046
TOTAL ASSETS	$39,934,134	$25,183,025

LIABILITIES
Accounts payable and accrued liabilities	$3,841,360	$4,527,041
Notes payable	28,228,580	41,492,765
Capital leases	-	2,620
Convertible debentures	569,584	2,110,443
Derivative liabilities	7,807,054	11,796,217
Other liabilities	153,240	1,985
TOTAL LIABILITIES	$40,599,818	$59,931,071

STOCKHOLDERS’ DEFICIENCY
COMMON SHARES	20,818,928	19,364,233
ADDITIONAL PAID-IN CAPITAL	7,727,647	6,788,937
ACCUMULATED OTHER COMPREHENSIVE LOSS	(385,197)	(385,197)
ACCUMULATED DEFICIT	(28,827,062)	(60,516,019)
TOTAL EQUITY	$(665,684)	$(34,748,046)

TOTAL LIABILITIES AND EQUITY	$39,934,134	$25,183,025

Paul Whitley Named Chief Operating Officer
In other corporate news, CarBiz CEO Carl Ritter is pleased to announce the promotion of Paul Whitley to the position of Chief Operating Officer. Paul was previously the director of finance for the company.

Mr. Ritter said, “Paul is a great addition to the executive team. His focus will be in the area of corporate finance and collections and his experience will help CarBiz to further improve its operations.”

About CarBiz Inc.
Leveraging two decades of industry experience, CarBiz operates 25 Buy-Here Pay-Here (BHPH) credit centers throughout the United States. The company also provides training, consulting, performance groups and management services for dealers seeking to improve their BHPH programs

For more information, please contact:
Deanna Measel, Executive Assistant
CarBiz Inc.
Direct: 800-547-2277 ext. 1110

Fax: 941-953-3580
dmeasel@carbiz.com
http://www.CarBiz.com

Forward-Looking Statements

All statements, other than statements of historical fact, in this news release are forward-looking statements that involve various risks and uncertainties, including, without limitation, statements regarding the future growth plans and objectives of CarBiz. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any of our future results or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the following: (i) whether we are successful in implementing our business strategy; (ii) our ability to increase revenues in the future and to continue as a going concern; (iii) our ability to obtain additional financing on terms favorable to us, if at all, if our operating revenues fail to increase; (iv) our ability to attract and retain key personnel; (v) the impact on the market price of our common shares of the concentration of common share ownership by our directors, officers and greater than 5% shareholders, which may delay, deter or prevent actions that would result in a change of control; (vi) the significant fluctuation of the market price of our common shares; (vii) costly difficulties we may face in the assimilation of the operations, technologies and products of companies that we may acquire in the future; (viii) the adequacy of our insurance coverage to cover all losses or liabilities that may be incurred in our operations; (ix) our dividend policy; (x) the impact on our financial position, liquidity and results of operations if we underestimate the default risk of sub-prime borrowers; (xi) general economic conditions; (xii) general competition; (xiii) our ability to comply with federal and state government regulations; (xiv) potential infringement by us of third parties' proprietary rights; (xv) defects in our products; (xvi) our compliance with privacy laws; (xvii) our ability to obtain adequate remedies in the event that our intellectual property rights are violated; (xviii) our ability to develop and market on a timely and cost-effective basis new products that meet changing market conditions, and (xix) the risk factors identified in our most recent Annual Report on Form 10-K, including factors identified under the headings "Description of Business," "Risk Factors" and "Management's Discussion and Analysis or Plan of Operation." Although we believe that expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements or other future events. Moreover, neither we nor anyone else assumes responsibility for the accuracy and completeness of these forward-looking statements. We are under no duty to update any of these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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